UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRI-TECH HOLDING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-TECH HOLDING INC.
16TH FLOOR OF TOWER B, RENJI PLAZA

101 JINGSHUN ROAD, CHAOYANG DISTRICT
BEIJING 100102 CHINA

PROXY STATEMENT AND NOTICE OF
2013 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Tri-Tech Holding Inc.	April 10, 2013 Beijing, China

To our shareholders:

It is my pleasure to invite you to our 2013 Annual Meeting of Shareholders on May 6, 2013, at 9:00 a.m., Beijing Time. The meeting will be held at our executive offices at 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China. Shareholders may also access the meeting via webcast and conference call. Instructions for accessing the webcast and conference call may be accessed at www.tri-tech.cn/ir.

The matters to be acted upon at the meeting are described in the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement. At the meeting, we will also report on the Company’s performance and operations during the fiscal year ended December 31, 2012 and respond to shareholder questions.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY. THANK YOU FOR YOUR SUPPORT.

By order of the Board of Directors,
/s/ Warren Zhao
Warren Zhao Chairman

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
TRI-TECH HOLDING INC.

TIME AND DATE:	9:00 a.m., Beijing Time, on May 6, 2013

PLACE:	16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China, as shown on the map below.

ITEMS OF BUSINESS:

(1)	To elect three Class I members of the Board of Directors to serve terms expiring at the Annual Meeting of Shareholders in 2016 or until their successors are duly elected and qualified;
(2)	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and
(3)	To vote on an advisory, nonbinding resolution to approve the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;
(4)	To vote on an advisory, nonbinding resolution to approve the frequency of advisory votes on named executive officer compensation; and
(5)	To transact any other business properly coming before the meeting.

WHO MAY VOTE:

You may vote if you were a shareholder of record on March 21, 2013.

ANNUAL REPORT:

A copy of our 2012 Annual Report on Form 10-K is enclosed.

DATE OF MAILING:

This notice and the proxy statement are first being mailed to shareholders on or about April 10, 2013.

By order of the Board of Directors,
/s/ Warren Zhao
Warren Zhao Chairman

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the 2012 Annual Report to shareholders are available at www.tri-tech.cn/events/2013annualmeeting.

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ABOUT THE 2013 ANNUAL MEETING OF SHAREHOLDERS

What am I voting on?

You will be voting on the following:

(1)	To elect three Class I members of the Board of Directors to serve terms expiring at the Annual Meeting of Shareholders in 2016 or until their successors are duly elected and qualified;
(2)	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and
(3)	To vote on an advisory, nonbinding resolution to approve the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;
(4)	To vote on an advisory, nonbinding resolution to approve the frequency of advisory votes on named executive officer compensation; and
(5)	To transact any other business properly coming before the meeting.

Who is entitled to vote?

You may vote if you owned ordinary shares of the Company as of the close of business on March 21, 2013. Each ordinary share is entitled to one vote. As of March 21, 2013, we had 8,233,506 ordinary shares issued and outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

(1)	By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
(2)	By phone, at 1-800-652-VOTE (8683) using any touch-tone telephone to transmit your voting instructions; or
(3)	By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the meeting?

If you are a shareholder of record, you may vote in person at the meeting. If you hold your shares through an account with a bank or broker, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to the time of the meeting, (3) voting again via the telephone prior to the time of the meeting, or (4) voting at the meeting if you are a registered shareholder or have followed the necessary procedures required by your bank or broker.

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What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted in favor of Proposals 1, 2, 3 and 4 (as to Proposal 4, for “every one year”) and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your ordinary shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 is considered a routine matter for which brokerage firms may vote without specific instructions. However, the election of directors is not considered routine matters for which brokerage firms may vote without specific instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of the Company’s ordinary shares as of March 21, 2013. Shareholders may also access the meeting via webcast or conference call by following the instructions posted on our website at www.tri-tech.cn/ir.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, one-third of our outstanding ordinary shares as of March 21, 2013 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve the Company’s proposals?

Proposal 1.  The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” each of the nominees for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee or nominees for director.

Proposal 2.  The ratification of the appointment of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

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Proposal 5. The advisory vote to approve executive officer compensation is advisory in nature and not binding on our Company. A vote “For” the proposal by a majority of the votes cast at the meeting would be considered an advisory approval of the proposed executive officer compensation. If a majority of shares do not vote in favor of the proposal, the Compensation Committee and Board of Directors will carefully consider the outcome when making future compensation decisions.

Proposal 4. The advisory vote to set the frequency of executive officer compensation votes is advisory in nature and not binding on our Company. The plurality of votes cast at the meeting for one, two or three years would be considered an advisory recommendation that executive officer compensation occur as frequently as recommended by such plurality. Although the vote is nonbinding and advisory, the Compensation Committee and Board of Directors will carefully consider the outcome when determining the frequency of shareholder votes on executive compensation.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

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PROPOSAL ONE
ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(ITEM 1 ON THE PROXY CARD)

A brief biography of each Director in each Class follows. You are asked to vote for three nominees to serve as Class I members of the Board of Directors. All candidates for the Board have consented to serve if elected. The terms of Class I members of the Board of Directors continue until 2016.

Nominees for election as Class I members of the Board of Directors to serve terms expiring in 2016:

Peter Zhuo
Independent Director
Age — 41
Director since 2010

Mr. Zhuo is a financial consultant with over 18 years of financial and accounting work experience.  From 2011 to 2012, he was the Chief Financial Officer of Jing-jin Electric Technologies (Beijing) Limited. From June 2007 to 2011, Mr. Zhuo was a vice president and chief accounting officer of Vanceinfo Technology Inc. (NYSE Arca: VIT), which became Pactera Technology International Ltd. (NASDAQ: PACT). From 2005 to 2006, he was the chief financial officer of Ebis Company Limited, a China-based IT company. From 2004 to 2005, Mr. Zhuo worked as a controller at Morgan Stanley Properties (China) Co. Ltd. From 1994 to 2004, Mr. Zhuo was an auditor with Arthur Andersen’s Beijing and Sydney offices, and PriceWaterhouseCoopers Beijing office. He is a China Certified Public Accountant and also passed the U.S. CPA examination and China Bar examination. He obtained a bachelor’s degree with a major in international accounting from the Central University of Finance & Economics in China, and a Master of Law degree from the University of Southern California, Gould School of Law. Mr. Zhuo was chosen as a director because of his accounting experience and his public company leadership experience.

Da-zhuang Guo, Ph.D.
Independent Director
Age — 58
Director since 2010

Dr. Guo has over 17 years of senior level management experience in the Asia Pacific region. From 2006 to the present, Dr. Guo has served as the General Manager of Net Beat Group Limited, an energy and utilities consulting company. From 2003 to 2006, Dr. Guo served as the Asia Pacific Regional Manager for Advantica Ltd., an international engineering consulting and solutions company in the energy and utilities industry. From 2000 to 2003, Dr. Guo served as the Greater China Chief Representative for LogicaCMG Pty Ltd, one of the world’s largest service and system integration companies. Dr. Guo earned his bachelor’s degree in engineering and control instruments from the Beijing University of Chemical Technology and his Ph.D. in computer aided process engineering for chemical engineering from the University of Queensland, Australia. Dr. Guo was chosen as a director because of his extensive experience in consulting, sales, and service management for simulation, SCADA and control systems for the energy and utility industries.

John McAuliffe
Independent Director
Age — 58

Director since 2011

Mr. McAuliffe has over 30 years of financial experience in all aspects of the capital formation process, including IPOs, follow-ons, restructurings, private financings, M&A, management consulting and strategic development, particularly for small businesses. Mr. McAuliffe has served as a senior banker at Financial West Securities from September 2010 until the present. From 2005 to 2010, Mr. McAuliffe served as a Managing Director of the Investment Banking Department of Newbridge Securities Corp. During this time, he was the lead banker for Nexcera Medical, and the banker and finder of Chemrx Corp. Mr. McAuliffe was also the lead banker for Able Labs, M-Systems, U.S. Teleconstructors, MRV Communications and Videospection. From 1990 to 2000, Mr. McAuliffe was head of Institutional Sales and branch manager of H.J. Meyers. From 1990 until 1998, H.J. Meyers did over $1 billion in financing primarily for technology and biotechnology companies whose road shows were led by Mr. McAuliffe. Since 1990, Mr. McAuliffe has been an investment banker, and has participated and led in excess of 200 financing transactions in his career. Mr. McAuliffe earned his Bachelor of Science degree from the State University of New York at Brockport. Mr. McAuliffe was chosen as a director because of his extensive experience in corporate financing.

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Incumbent Class II members of the Board of Directors whose terms continue to 2014:

Peter Dong
Chief Operating Officer and Director
Age — 44
Director since 2010

Mr. Dong is our Chief Operating Officer. Mr. Dong has been our COO since 2012 and was our CFO from 2006 through 2012. From 2001 through 2005, Mr. Dong was the Director of South West Securities Company and Wan Lian Securities Company. From 1994 to 2000, Mr. Dong was director of the equity department and asset management department of SinoChem. From 1991 through 1993, Mr. Dong engaged in research and development of large testing and controlling systems at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Dong has over 15 years of investment, financing and management experience in the technology and securities industries in China. Mr. Dong earned his bachelor’s degree in computer science from Nanjing University of Aeronautics and Astronautics and his master’s degree in economics from Renmin University of China. Mr. Dong was chosen as a director because of his financial experience and because he is an experienced member of our management team with an in-depth awareness of our financial capabilities.

Peiyao Zhang, Ph.D.
Independent Director
Age — 68
Director since 2009

Dr. Zhang has been a Director of our Company since 2009. Dr. Zhang is the Chairman of the nominating committee of the board of directors. Dr. Zhang served as the Deputy Director of the SINOPEC Petrochemical Science and Engineering Research Institute from 1999 to 2005, where he was responsible for technical license management. Prior to his work with SINOPEC, from 1994 to 1998, Dr. Zhang served as the Deputy Director and Chief Engineer of the SINOE Department of Developing and Planning, where he directed over forty joint venture projects. Prior to SINOE, from 1992 to 1993, Dr. Zhang served as the Deputy Bureau Chief of Foreign Affairs for SINOPEC, as well as the Deputy Director of Research and Development for SINOPEC from 1990 to 1992. Dr. Zhang has also served as a Director and Senior Engineer for the Yanshan Petrochemical Research Institute, specializing in catalyst research and development, from 1985 to 1990. Prior to Yanshan, Dr. Zhang was an engineer at the Beijing Yanshan Petrochemical Co. from 1974 to 1983 and a technician at the Jinxi Chemical Plant from 1968 to 1973. Dr. Zhang received a bachelor’s degree from Tsinghua University in 1967 and a Ph.D. in chemical engineering from the Sweden Royal Institute of Technology in 1988. Dr. Zhang is a visiting scholar at the Sweden Royal Institute of Technology and was awarded the 1994 National Outstanding Scholar Award by the Chinese Government. Dr. Zhang was chosen as a director because we believe we can benefit from his engineering and leadership experience.

Ming Zhu
Independent Director
Age — 54

Director since 2012

Mr. Zhu has been an international business consultant with RMCC Investment LLC., a Richmond, Virginia based consulting firm, since 1994. Mr. Zhu holds a master's degree in tourism and business from Virginia Commonwealth University. Mr. Zhu has also served as an independent director at eFuture Information Technology Inc. since 2007. Mr. Zhu is chosen for his extensive business and consulting background to offer advice on best practices and business development and expansion.

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Incumbent Class III members of the Board of Directors whose terms continue to 2015:

Warren Zhao
Chairman of the Board
Age — 47
Director since 2002

Mr. Zhao is our Chairman. Prior to his role as our Chairman, Mr. Zhao served as our Chairman & CEO and Chairman & Joint CEO. He is also the president of our subsidiary, Tri-Tech (Beijing) Co., Ltd., and one of our VIEs, Tranhold Environmental (Beijing) Tech Co., Ltd. (“Tranhold”). Mr. Zhao was one of the founders of our company in 2002. Prior to founding our company, Mr. Zhao established Beijing Tranhold Automatic Control Systems and served as its general manager in 1994. From 1988 through 1993, Mr. Zhao was the manager of the research and development department at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Zhao earned his bachelor’s and master’s degrees in engineering from Northwest China Polytechnic University. Mr. Zhao has been chosen as a director because he is one of the founders and the leader of our company and because we believe we can benefit from his guidance and experience in the industry.

Phil Fan
Chief Financial Officer, President of International Subsidiaries and Director
Age — 48
Director since 2010

Mr. Fan our Chief Financial Officer and President of our international subsidiaries. Mr. Fan was one of the founders of our company in 2003. Prior to founding our company, Mr. Fan provided technical, engineering and management services in several U.S. engineering firms, including Black and Veatch, Parsons Brinckerhoff, Inc. and Chastain-Skillman, Inc. From 2003 through 2005, Mr. Fan was the Asia Regional Sales Manager for Met-Pro Corporation. Mr. Fan earned his bachelor’s and master’s degrees in environmental engineering from Hunan University and a master’s degree in civil engineering from Louisiana State University. Mr. Fan has been a registered professional engineer in the United States since 2001. Mr. Fan has been chosen as a director because he is one of the founders of our company and a key member of our management team with extensive engineering and management experience.

Gavin Cheng
Chief Executive Officer and Director
Age — 50
Director since 2010

Mr. Cheng was appointed CEO of our company, effective December 28, 2012. Prior to his role as our CEO, Mr. Cheng served as our Joint CEO. Mr. Cheng founded Beijing Satellite Science & Technology Co. (“BSST”) in 1994 and served as its president until BSST was acquired by our company on August 6, 2010. Prior to founding BSST, Mr. Cheng worked in research and development and project management at the Beijing Test & Control Technology Institute of the Aeronautics Ministry from 1987 to 1993. Mr. Cheng graduated from the Nanjing University of Aeronautics and Astronautics in 1987 with Bachelor of Engineering and Master of Engineering degrees. He also received his Executive MBA degree from Peking University in 2001. Mr. Cheng has been chosen as a director because of his extensive experience in the water resource and industrial pollution control industry.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement. None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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Board Leadership Structure

Mr. Warren Zhao the Chairman of the Board of Directors. Mr. Gavin Cheng serves as our Chief Executive Officer. We have not specified that such roles must be separate. Mr. Zhao previously served in both roles, and it is possible that a Chief Executive Officer will in the future also be Chairman of our Board of Directors. As a smaller public company, we believe it is in the company’s best interest to allow the company to benefit from guidance from key members of management in a variety of capacities. We do not have a lead independent director because of the foregoing reasons and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board.

Risk Oversight

Our Board of Directors plays a significant role in our risk oversight. The Board of Directors makes all relevant Company decisions. As such, it is important for us to have our Joint Chief Executive Officers serve on the Board as they play a key role in the risk oversight of the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION THE
CLASS III NOMINEES TO THE BOARD OF DIRECTORS

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PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF MARCUM BERNSTEIN & PINCHUK LLP
(ITEM 2 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Audit Committee of the Board of Directors has appointed MBP to serve as the Company’s fiscal 2013 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of MBP be ratified by shareholders.

Has the Company changed its independent registered public accounting firm during its two most recent fiscal years?

On April 23, 2010, the Company engaged Bernstein & Pinchuk LLP (“B&P”) as its independent registered public accounting firm to audit its financial statements. The decision to engage B&P was recommended by the Audit Committee of the Company’s Board of Directors and was then unanimously approved by the Company’s Board of Directors present at a Board meeting called for such purpose. During fiscal 2009 and 2008 and through the date of the engagement of B&P, the Company did not consult with B&P regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Prior to the engagement of B&P, B&P did not provide the Company with any written or oral advice that B&P concluded was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue.

Subsequently, B&P entered into a joint venture agreement with Marcum LLP and formed MBP in a transaction pursuant to which B&P merged its China operations into MBP and certain of the professional staff of B&P joined MBP as employees of MBP (the “Merger”). Accordingly, effective April 12, 2011, B&P resigned as the Company’s independent registered public accounting firm and MBP became the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors on April 18, 2011 and was then unanimously approved by the Company’s Board of Directors present at a Board meeting called for such purpose.

The principal accountant’s reports of B&P on the Company’s financial statements as of and for the year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from April 23, 2010 to the year ended December 31, 2010 and through the effective date of the Merger, there were no disagreements with B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to B&P’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the year ended December 31, 2010 and through April 12, 2011, there were no reportable events of such type described in Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2010 and through April 14, 2011, the effective date of the Merger, the Registrant did not consult with MBP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K. Prior to the engagement of MBP, MBP did not provide the Company with any written or oral advice that MBP concluded was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue.

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What services does MBP provide?

Audit services provided by MBP for fiscal 2012 include the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC. In addition, MBP provides certain services relating to the Company’s quarterly reports.

Will a representative of MBP be present at the meeting?

No representative of MBP will be present at the meeting.

What if this proposal is not approved?

If the appointment of MBP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF
MARCUM BERNSTEIN & PINCHUK LLP AS THE COMPANY’S FISCAL 2013 INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

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PROPOSAL THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(ITEM 3 ON THE PROXY CARD)

What am I voting on?

We are asking our shareholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers for 2012 as disclosed in the Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This advisory vote, which is sometimes referred to as a “say on pay” vote is required by Section 14A of the Securities and Exchange Act of 1934.

Is this vote binding on our Company?

As an advisory vote, this proposal is not binding upon our Company, the Board or the Compensation Committee and will not be construed as overruling a decision by our Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for our Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions regarding named executive officers.

How often will shareholders vote on named executive officer compensation?

Our current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers every year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2014 annual meeting of shareholders.

What vote is required to approve this proposal?

Approval of this Proposal Four requires the affirmative vote of a majority of the shares present or represented by proxy and voting at an Annual Meeting with quorum.

What are shareholders being asked to approve?

The Board of Directors is requesting your non-binding approval of the following resolution:

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement.

What if this proposal is not approved?

Pursuant to Section 14A, this vote is advisory only, and accordingly, is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors will carefully consider the outcome of the vote when making future compensation decisions.

WE RECOMMEND THAT YOU VOTE IN FAVOR OF THE NONBINDING ADVISORY RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL FOUR

ADVISORY VOTE TO APPROVE THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

(ITEM 4 ON THE PROXY CARD)

What am I voting on?

In addition to asking for advisory approval of the compensation of the Company’s named executive officers, we are asking our shareholders, under an SEC rule, to approve, on an advisory basis, the frequency of advisory votes on executive compensation. By voting on this resolution, shareholders may express their preference for an advisory vote on executive compensation every 1, 2 or 3 years.

The Board and the Compensation Committee have carefully considered the options and concluded that the Company would benefit from the additional shareholder input provided through annual votes on executive compensation; and they are therefore recommending that shareholders vote “one year” in advising on the frequency of votes on executive compensation.

What voting options do you have?

Shareholders may vote “every one year”, “every two years” or “every three years” on this Proposal Five. A vote of “every one year” would mean that the shareholder recommends that our Company request shareholder approval of Proposal Four every year. A vote of “every two years” would mean that the shareholder recommends that our Company request shareholder approval of Proposal Four every two years. A vote of “every three years” would mean that the shareholder recommends that our Company request shareholder approval of Proposal Four every three years.

Is this vote binding on our Company?

As an advisory vote, this proposal is not binding upon our Company, the Board or the Compensation Committee and will not be construed as overruling a decision by our Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for our Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions regarding the frequency of shareholder votes on named executive officer compensation.

What vote is required to approve this proposal?

Approval of this Proposal Five requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

What if this proposal is not approved?

Pursuant to Section 14A, this vote is advisory only, and accordingly, is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors will carefully consider the outcome of the vote when making future decisions about the frequency of votes on named executive officer compensation.

WE RECOMMEND THAT SHAREHOLDERS VOTE “EVERY ONE YEAR” IN ADVISING ON THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

What if a nominee is unwilling or unable to serve?

Each nominee listed in the Proxy Statement has agreed to serve as director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

Employee directors do not receive any compensation for their services as directors, although they are paid in their capacity as employees. Non-employee directors received cash compensation for the year ended December 31, 2012 in accordance with the table below for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.

Director Compensation Table FY 2012*

Name	Director Fees earned or paid in cash	Option Awards(1)	Total
Warren Zhao(2)	$0	$0	$0
Phil Fan(2)	$0	$0	$0
Gavin Cheng(2)	$0	$0	$0
Peter Dong(2)	$0	$0	$0
Peiyao Zhang	$7,137	$8,400	$15,537
Peter Zhuo	$7,137	$8,400	$15,537
Da-zhuang Guo	$7,137	$8,400	$15,537
Eric Hanson(3)	$5,694	$34,386	$40,080
John McAuliffe	$10,000	$34,386	$44,386
Ming Zhu(4)	$2,008	$0	$2,008

* Note that we have not granted any stock awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings or any other compensation to directors beyond that disclosed here. Accordingly we do not present such columns in the Director Compensation table.

(1)

On June 5, 2012, we granted stock options with an exercise price of $7.63 per share to certain officers and directors. Warren Zhao, Phil Fan, Gavin Cheng and Peter Dong each received options to purchase 100,000 ordinary shares, which are not reflected in this table, as such options were granted in connection with their services as employees of our company. On the same date, we granted options to purchase 25,008 ordinary shares to each of John McAuliffe and Eric Hanson. Mr. Hanson forfeited all 12,504 unvested options upon his resignation from our Board of Directors on July 25, 2012 and all remaining options three months after resignation. The grant date fair value of each option granted on June 5, 2012 was $1.55 for the half of options that vested immediately upon grant and $1.20 for the half of options that vested on January 1, 2013. On September 17, 2012, we granted options to purchase 5,000 ordinary shares for an exercise price of $3.77 per share to each of Da-zhuang Guo, Peiyao Zhang and Peter Zhuo. The grant date fair value of each option granted on September 17, 2012 was $1.68. We have recognized the entire grant date fair value of all such options granted in fiscal 2012 in the above table.

(2)	Received payment in his capacity as an officer of the Company and/or subsidiaries/affiliates but did not receive any compensation for serving as a director of the Company.
(3)

Mr. Hanson ceased to be a director of the Company on July 25, 2012. Mr. Hanson received a grant of options to purchase 25,008 ordinary shares, half of which vested immediately. Although all of such vested options expired unexercised prior to the end of fiscal 2012, this table reflects the grant date fair value of such options.

(4)	Mr. Zhu became a director of the Company on July 25, 2012.

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How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

What role does the Nominating Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Nominating Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominating Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Nominating Committee’s charter is available on the Company’s website at www.tri-tech.cn/ir/governance/charters under Investor Relations and in print upon request.

Are the members of the Nominating Committee independent?

Yes. All members of the Nominating Committee have been determined to be independent by the Board of Directors.

How does the Nominating Committee identify and evaluate nominees for director?

The Nominating Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The nominating committee does not have a specific policy in place with regard to the consideration of diversity when identifying director nominees. However, the nominating committee does consider diversity of opinion and experience when nominating directors.

What are the Nominating Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Nominating Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;
•	documentation establishing that the shareholder making the recommendation is an eligible shareholder;
•	the written consent of the candidate to serve as a director of the Company, if elected;

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•	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and
•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Nominating Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
•	A director must have a record of professional accomplishment in his or her chosen field; and
•	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Nominating Committee consider?

The Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical conduct, may do so by writing to the directors at the following address:

Name of Director or Directors
c/o Secretary
Tri-Tech Holding Inc.
16th Floor of Tower B, Renji Plaza
101 Jingshun Road, Chaoyang District
Beijing 100102 China

Does the Company have a Code of Business Ethics and Conduct?

The Company has adopted a Code of Business Ethics and Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Business Ethics and Conduct is available on the Company’s web site at www.tri-tech.cn/ir/governance/charters and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Business Ethics and Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

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How often did the Board meet in fiscal 2012?

The Board of Directors met a total of five times of which four regular meetings and one special meeting during fiscal 2012. The Compensation Committee, the Audit Committee and the Nominating Committee each met two times during fiscal 2012. The Board invites, but does not require, directors to attend the annual meeting of shareholders.

What are the committees of the Board?

During fiscal 2012, the Board of Directors had standing Audit, Nominating, and Compensation Committees. Curent members of each of the Committees, their principal functions and the number of meetings held during the fiscal year ended December 31, 2012 are shown below.

Compensation Committee

The members of the Compensation Committee are:

Da-zhuang Guo, Chairman

Peter Zhuo

Ming Zhu

The Compensation Committee held two meetings during the fiscal year ended December 31, 2012. The Compensation Committee’s charter is available on the Company’s website at www.tri-tech.cn under Investor Relations and in print upon request. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally;
•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;
•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;
•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and
•	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee are:

Peter Zhuo, Chairman

Peiyao Zhang

John McAuliffe

The Audit Committee held two meetings during the fiscal year ended December 31, 2012. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Mr. McAuliffe and Mr. Zhuo both qualify as “audit committee financial experts” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

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•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;
•	Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;
•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;
•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;
•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;
•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;
•	Review accounting and financial human resources and succession planning within the Company;
•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and
•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee charter is available at www.tri-tech.cn/ir/governance/charters.

Nominating Committee

The members of the Nominating Committee are:

Peiyao Zhang, Chairman

Da-zhuang Guo

Ming Zhu

The Nominating Committee had two meetings during the fiscal year ended December 31, 2012. All members of the Nominating Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Nominating Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;
•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

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•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and
•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

MANAGEMENT — BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of our Chief Executive Officer Gavin Cheng, Chief Financial Officer Phil Fan and former Joint Chief Executive Officer Warren Zhao and former Chief Financial Officer Peter Dong, Joint, see the section “Proposal One: Election of Directors” in this Proxy Statement.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Our employment agreements with our executive officers generally provide for a term of five (5) years and a salary to be paid monthly. The agreements also provide that executive officers are to work an average of forty hours per week and are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and our internal work policies. Under such agreements, our executive officers can be terminated for cause without further compensation. The employment agreements also provide that we will pay for all mandatory social security programs for our executive officers in accordance with PRC regulations. During the agreement and for two (2) years afterward, our executive officers are required to keep trade secrets confidential.

The employment agreements with Messrs. Zhao and Fan were renewed on February 10, 2011 with mutual agreements between the Company and each of them. The employment agreements are scheduled to expire on February 9, 2016. Mr. Cheng’s employment agreement commenced on September 1, 2010 and is scheduled to expire on August 31, 2015.

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Summary Compensation Table

The following table shows the annual compensation paid by the Company for the years ended December 31, 2011 and 2012 to Gavin Cheng, the Chief Executive Officer, Warren Zhao, who served as Joint Chief Executive Officer through December 28, 2012, Phil Fan, Chief Financial Officer and Peter Dong, who served as Chief Financial Officer through December 28, 2012. No other officer had total compensation during either of the previous two years of more than $100,000.

Name and principal position	Year	Salary		Bonus	Securities-based Awards(1)	All Other Compensation	Total
Gavin Cheng	2011		$110,000	$—	$—	$—	$110,000
Chief Executive Officer	2012		$200,000	$—	$137,500	$—	$337,500
Warren Zhao	2011		$110,000	$—	$—	—	$110,000
Chairman	2012		$200,000	$—	$137,500	$—	$337,500
Phil Fan,	2011		$102,000	$—	$—	$—	$102,000
Chief Financial Officer	2012		$180,000	$—	$137,500	$—	$317,500
Peter Dong,	2011		$90,000	$—	$—	$—	$90,000
Former Chief Financial Officer	2012	$	_180,000	$—	$137,500	$—	$317,500
(1)	Each of Mr. Cheng, Mr. Zhao, Mr. Fan and Mr. Dong received a grant of options purchase 100,000 shares on June 5, 2012, half of which vested immediately on grant and half of which vested on January 1, 2013. The grant date fair value of such grant was $137,500 for each such grant.

The following table shows outstanding equity awards to Mr. Cheng, the Principal Executive Officer, Mr. Zhao, the former Principal Executive Officer, Mr. Fan, the Principal Financial Officer, and Mr. Dong, the former Principal Financial Officer, as of the end of fiscal year 2012.

Outstanding Equity Awards at Fiscal Year-End

Option Awards(1)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(e)	(f)
Gavin Cheng, Principal Executive Officer	50,000 --	-- 50,000	7.63 2.75	2/24/2022(2) 2/24/2022(3)
Warren Zhao, former Principal Executive Officer	63,060 50,000 --	63,060 -- 50,000	6.75 7.63 2.75	9/9/2019(4) 2/24/2022(2) 2/24/2022(3)
Phil Fan, Principal Accounting and Financial Officer	21,020 50,000 --	21,020 -- 50,000	6.75 7.63 2.75	9/9/2019(4) 2/24/2022(2) 2/24/2022(3)
Peter Dong, former Principal Accounting and Financial Officer	31,530 50,000 --	31,530 -- 50,000	6.75 7.63 2.75	9/9/2019(4) 2/24/2022(2) 2/24/2022(3)

(1)	Our Company has not made any stock awards. For this reason, we have excluded the following columns from this table: (g) Number of shares or units of stock that have not vested (#); (h) Market value of shares of units of stock that have not vested ($); (i) Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#); and (j) Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($).

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(2)	Options granted on June 5, 2012, which vested immediately on grant and which are exercisable for $7.63 per share.
(3)	Options granted on June 5, 2012, which vested on January 1, 2013 and which are exercisable for $2.75 per share.
(4)	Options granted on September 9, 2009, which vest at a rate of 20% per year on the anniversary of the grant date and which are exercisable for $6.75 per share.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	893,312	$5.86	382,188
Equity compensation plans not approved by security holders	-	$-	-
Total	893,312	$5.86	382,188

Stock Option Pool

The Company’s 2009 Share Incentive Plan authorizes the issuance of up to 525,500 ordinary shares to its employees and directors. Pursuant to this plan, the Company may grant options to its employees and directors to purchase its ordinary shares. The compensation committee of the board of directors will administer the plan. The exercise price of the options will be equal to the fair market value of the Company’s ordinary shares on the date of grant. In addition, all options under the pool will be vested over five years (20% per year) and the exercise term shall not be longer than ten years. As of the date hereof, the Company has 9,000 options available for grant under the 2009 Share Incentive Plan.

At the 2011 annual shareholder meeting, the Company’s 2011 Share Incentive Plan was approved by its shareholders. The total number of shares reserved and available for grant and issuance is 750,000. The form of award can be option or share. The exercise price of the incentive stock option will not be less than the fair market value and nonqualified incentive stock option will not be less than 110% of the fair market value on the date of grant. This plan shall be administered by the Compensation Committee. As of the date hereof, the Company has 373,188 options available for grant under the 2011 Share Incentive Plan.

Board of Directors and Board Committees

The Company’s board of directors currently consists of nine directors. The directors are divided into three classes, as nearly equal in number as the then total number of directors permits. Class III directors shall face reelection at the Company’s annual general meeting of shareholders in 2012 and every three years thereafter. Class I directors shall face re-election at the annual general meeting of shareholders in 2013 and every three years thereafter. Class II directors shall face re-election at the annual general meeting of shareholders in 2014 and every three years thereafter.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional director of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director. These provisions could make it more difficult for any third party to gain control of the Company by making it difficult to replace members of the board of directors.

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A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the board of directors or otherwise contained in the minutes of a meeting or a written resolution of the board of directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested and may vote on such motion.

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by the Company in a general meeting.

The Company’s board of directors plays a significant role in its risk oversight. The board of directors makes all important company decisions. As such, it is important for the Company to have its chief executive officer serve on the board as he plays a key role in the risk oversight. As a smaller reporting company, the Company believes it is appropriate to have the involvement and input of all of its directors in risk oversight matters.

Currently, three committees have been established under the board: the audit committee, the compensation committee and the nominating committee. All members of each committee are independent directors. The audit committee is responsible for overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including the appointment, compensation and oversight of the work of its independent auditors. The compensation committee of the board reviews and makes recommendations to the board regarding the compensation policies for the officers and all forms of compensation, and also administers the incentive compensation plans and equity-based plans (but the board retains the authority to interpret those plans). The nominating committee of the board is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other corporate governance issues. The nominating committee will consider the diversity, age, skills and experience when nominating new directors.

There are no other arrangements or understandings pursuant to which the directors are selected or nominated.

Duties of Directors

Under Cayman Islands law, the directors have a fiduciary duty to the Company. They have to act in good faith in their dealings with or on behalf of the Company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:

•	a duty to act in good faith in the best interests of the Company;
•	a duty not to personally profit from opportunities that arise from the office of director;
•	a duty to avoid conflicts of interest; and
•	a duty to exercise powers for the purpose for which such powers were intended.

In general, Cayman Islands Law imposes various duties on directors of a company with respect to certain matters of management and administration of the company. In addition to the remedies available under general law, the Cayman Islands Companies Law imposes fines on directors who fail to satisfy some of these requirements. However, in many circumstances, an individual is only liable if he is knowingly guilty of the default or knowingly and willfully authorizes or permits the default. In comparison, under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. In addition, under Delaware law, a party challenging the propriety of a decision of the directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule protects the directors and their decisions, and their business judgments will not be second guessed. If the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

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Limitation of Director and Officer Liability

Pursuant to the Company’s Memorandum and Articles of Association, every director or officer and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in or about the conduct of the Company’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. No such director or officer will be liable for: (a) the acts, receipts, neglects, defaults or omissions of any other such director or officer or his or her agent, (b) any loss on account of defect of title to any of the Company’s property, (c) account of the insufficiency of any security in or upon which any of the money shall be invested, (d) any loss incurred through any bank, broker or other similar person, (e) any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his or her part, or (f) any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his or her office or in relation thereto, unless the same shall happen through his or her own dishonesty, gross negligence or willful default.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of its directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in the discussion below in “Related Party Transactions,” none of the directors, director nominees or executive officers has been involved in any transactions with the Company or any of the directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Promoters and Certain Control Persons

The Company did not have any promoters at any time during the past five fiscal years. Except as set forth in the discussion above, none of its directors or officers has been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Material Changes in Manner of Recommending Board Nominees

None.

Audit Committee

The board of directors maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Stock Market Rule 4200(a)(15). The Company has an audit committee, consisting solely of independent directors of the Company, Mr. Peter Zhuo, Mr. John McAuliffe and Dr. Peiyao Zhang. Mr. Zhuo qualifies as the audit committee financial expert. The Company’s audit committee charter is available on the Company’s website, www.tri-tech.cn.

Related Party Transactions

During the fiscal year ended December 31, 2012, the Company did not conduct any transactions subject to the disclosure requirements under Item 404(a) of Regulation S-K.

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AUDIT COMMITTEE REPORT AND FEES PAID TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who served on the Audit Committee of the Board of Directors during fiscal year 2012?

The members of the Audit Committee as of December 31, 2012 were Peter Zhuo, John McAuliffe and Peiyao Zhang. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The Board of Directors has determined that Mr. Zhuo and Mr. McAuliffe, who are independent directors, are “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.tri-tech.cn under Investor Relations.

How does the Audit Committee conduct its meetings?

During fiscal 2012, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of the Company’s independent registered public accounting firm, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

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What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2012?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•	discussed with B&P (and subsequently MBP), the Company’s independent registered public accounting firm for the 2012 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from MBP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with MBP its independence. The Audit Committee has concluded that MBP is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2012?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal 2012.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2012?

The Audit Committee has reviewed and discussed the fees paid to B&P and MBP during 2012 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with the independence of B&P and MBP.

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of December 31, 2012:

Peter Zhuo, Chairman

John McAuliffe

Peiyao Zhang

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal year 2012, Marcum Bernstein & Pinchuk LLP’s fees for the annual audit of the financial statements and the quarterly reviews of the financial statements were $200,000. During fiscal year 2011, Marcum Bernstein & Pinchuk LLP’s fees for the annual audit of the Company’s financial statements and the quarterly reviews of the financial statements were $170,000.

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Audit Related Fees

The Company did not pay Marcum Bernstein & Pinchuk LLP for audit-related services in fiscal years 2012 and 2011.

Tax Fees

The Company did not pay Marcum Bernstein & Pinchuk LLP for tax services in fiscal years 2012 and 2011.

All Other Fees

The Company did not pay Marcum Bernstein & Pinchuk LLP for other services in fiscal year 2012. In fiscal year 2011, the Company paid Marcum Bernstein & Pinchuk LLP $2,000 in fees for its work in relation to the Company’s filing of registration statement on Form S-8 and $6,400 for its work in relation to the Company’s filing of registration statement on Form S-3 and amendments, collectively. .

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of March 21, 2013 by:

•	Each person who is known by us to beneficially own more than five percent (5%) of our outstanding ordinary shares;
•	Each of our directors and named executive officers; and
•	All directors and named executive officers as a group.

The number and percentage of ordinary shares beneficially owned is based on 8,253,406 ordinary shares outstanding. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of March 21, 2013 are deemed outstanding. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in c/o Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China. As of March 21, 2013, we had 13 shareholders of record.

Named Executive Officers and Directors	Amount of Beneficial Ownership(1)	Percentage Ownership(2)
Warren Zhao, Joint Chief Executive Officer and Director(3)	1,331,495	15.89%
Peter Dong, Chief Financial Officer and Director(4)	1,576,459	18.92%
Gavin Cheng, Joint Chief Executive Officer and Director(6)	360,000	4.32%
Phil Fan, President and Director(7)	340,890	4.10%
Peiyao Zhang, Director(8)	6,900	*
Peter Zhuo, Director(9)	4,500	*
Da-zhuang Guo, Director(10)	4,500	*
Eric Hanson, Director(11)	0	*
John McAuliffe, Director(12)	25,008	*
All Directors and Executive Officers as a Group(13)	3,649,752	44.33%
Tranhold Investment Inc.	1,155,375	14.03%
Yanyu Investment Inc.	1,214,549	14.75%
David Hu(14)	1,286,174	15.51%
RHJ International SA(15)	442,273	5.37%

*	Less than 1%.

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares.
(2)	The number of ordinary shares outstanding used in calculating the percentage for each listed person includes the ordinary shares underlying vested options held by such person but excludes shares underlying (a) unvested options held by such person and (b) vested and unvested options held by other persons.
(3)	Includes (i) the sole power to direct the voting of the 1,155,375 shares held by Tranhold Investment Inc, (ii) the power to direct the voting of 31,530 shares, and (iii) vested options to purchase 144,590 ordinary shares.
(4)	Includes (i) the sole power to direct the voting of the 248,850 shares held by FLYY Investment Inc., (ii) the shared power to direct the voting of the 1,214,549 ordinary shares held by Yanyu Investment Inc, (iii) the power to direct the voting of 15,765 shares, and (iv) vested options to purchase 97,295 ordinary shares.
(6)	Includes (i) the shared power to direct the voting of the 260,000 shares held by Main Bright Investments Limited, which is shared with another person, and (ii) vested options to purchase 100,000 ordinary shares.
(7)	Includes (i) the sole power to direct the voting of the 248,850 shares held by Allied Investment Consultation, LLC, (ii) the power to direct the voting of 10,510 shares, and (iii) vested options to purchase 81,530 ordinary shares.
(8)	Includes (i) the power to direct the voting of 2,600 shares, and (ii) vested options to purchase 4,300 ordinary shares.
(9)	Includes vested options to purchase 4,500 shares.
(10)	Includes vested options to purchase 4,500 shares.
(11)	Mr. Hanson resigned in 2012 and all of his vested options have expired unexercised.
(12)	Includes vested options to purchase 25,008 ordinary shares.
(13)	One or more of the directors and executive officers have (i) the sole power to direct the voting of (a) the 248,850 shares held by FLYY Investment Inc., (b) the 1,155,375 shares held by Tranhold Investment Inc., (c) the 248,850 shares held by Allied Investment Consultation Inc., and (d) the 260,000 shares held by Main Bright Investments Limited., and (ii) shared power to direct the voting of the 1,214,549 shares held by Yanyu Investment Inc. Vested options to purchase 461,723 ordinary shares held by officers and directors are included in this number and are used to calculate the aggregate percentage ownership held by such officers and directors.
(14)	Includes (i) the shared power to direct the voting of the 1,214,549 shares held by Yanyu Investment Inc., the voting power of which Mr. Hu shares with 17 other individual owners, (ii) the power to direct the voting of 14,275 shares and (iii) vested options to purchase 57,350 shares.
(15)	According to Schedule 13G/A filed on February 5, 2013, SEC Accession No. 0001172661-13-000227, RHJ International SA, Kleinwort Benson Group Limited and Kleinwort Benson Investors Dublin Limited share the power to direct the voting and disposition of 442,273 shares.

GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended December 31, 2012 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in beneficial ownership of the Company’s ordinary shares. Directors, executive officers and greater than ten percent (10%) shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that all reports were timely made.

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Availability of Form 10-K to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China, by calling +86 (10) 5732-3666 or via the Internet at www.tri-tech.cn.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by March 18, 2012. All written proposals should be submitted to: Secretary, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102 China.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

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